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                                                                    EXHIBIT 23.1


                                 METRICOM, INC.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-47688,33-63076, 33-63088, 33-81740, 33-91746, 33-95070, 333-09001, 333-09005, 333-18319, 333-32211,
333-62557, 333-32718 and 333-32728 and on Form S-3, File Nos. 33-78286,
333-15169, 333-91359 and 333-95669.




/s/ ARTHUR ANDERSEN LLP

San Jose, California

March 23, 2000